EXHIBIT 3

FIDELITY NATIONAL INFORMATION SERVICES, INC.

SHAREHOLDERS AGREEMENT

Dated as of March 31, 2009

Table of Contents

ARTICLE I.

BOARD RIGHTS

1.1.	Investor Designee and Board Observer	1
1.2.	Articles of Incorporation and By-laws	2
1.3.	Termination of Article I	3

ARTICLE II.

REGISTRATION RIGHTS

2.1.	Demand Registrations	3
2.2.	Piggyback Registrations	5
2.3.	Registration Procedures	6
2.4.	Registration Expenses	9
2.5.	Participation in Underwritten Registrations	9
2.6.	Rule 144; Legended Securities; etc.	10
2.7.	Holdback	10

ARTICLE III.

TRANSFER PROVISIONS

3.1.	Investor Group Transfer Restrictions	11
3.2.	Anti-Takeover Provisions	12
3.3.	Buyout Transactions	12

ARTICLE IV.

INDEMNIFICATION

4.1.	Indemnification	13

ARTICLE V.

DEFINITIONS

5.1.	Defined Terms	15
5.2.	Terms Generally	20

ARTICLE VI.

MISCELLANEOUS

6.1.	Term	20
6.2.	No Inconsistent Agreements	20
6.3.	Legend	20
6.4.	Amendments and Waivers	21
6.5.	Successors and Assigns	21
6.6.	Severability	21
6.7.	Counterparts	22
6.8.	Descriptive Headings	22
6.9.	Governing Law	22
6.10.	Consent to Jurisdiction	22
6.11.	Waiver of Jury Trial	22
6.12.	Enforcement; Attorneys’ Fees	22
6.13.	No Third Party Beneficiaries	23
6.14.	Notices	23
6.15.	Entire Agreement	24

ii

SHAREHOLDERS AGREEMENT, dated as of March 31, 2009 (as it may be amended from time to time, this “Agreement”), by and among (i) Fidelity National Information Services, Inc., a Georgia corporation (the “Company”), (ii) WPM, L.P., a Delaware limited partnership (“Investor”), and (iii) any other Shareholder that may become a party to this Agreement after the date and pursuant to the terms hereof.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, the Company, Cars Holdings, LLC, a Delaware limited liability company and direct, wholly owned subsidiary of the Company (“Merger Sub”), and Metavante Technologies, Inc., a Wisconsin corporation (“Wisconsin”) are entering into an Agreement and Plan of Merger (“Merger Agreement”), which provides, subject to Section 1.1 of the Merger Agreement, for the merger (the “Merger”) of Wisconsin with and into Merger Sub, pursuant to which all of the outstanding capital stock of Wisconsin will be converted into the right to receive shares of capital stock of the Company, as set forth in the Merger Agreement;

WHEREAS, as of the date hereof, Investor owns shares of common stock of Wisconsin and is a party to a Shareholders Agreement, dated as of November 1, 2007, between Wisconsin and Investor, as amended (the “Shareholders Agreement”), which Shareholders Agreement will, pursuant to the terms of the Support Agreement (as defined below), be terminated at the Effective Time (as defined in the Merger Agreement);

WHEREAS, as a condition to, among other things, Investor’s willingness to enter into and perform its obligations under that certain Support Agreement, dated as of the date hereof (the “Support Agreement”), among the Company, Merger Sub, Investor and Wisconsin, the Company has agreed to enter into this Agreement and the Stock Purchase Right Agreement; and

WHEREAS, each of the parties hereto wishes to set forth in this Agreement certain terms and conditions regarding the ownership of shares of Common Stock, including board rights and certain registration rights applicable to such shares and restrictions on the transfer of such shares.

NOW, THEREFORE, in consideration of the mutual agreements contained herein, the parties hereto hereby agree as follows:

ARTICLE I.

BOARD RIGHTS

1.1.         Investor Designee and Board Observer.

(a)           On or prior to the Closing Date, the Board of Directors of the Company (the “Board”) shall cause the number of directors that will comprise the full Board to be nine (9).  As of the Closing Date, the Board shall include one director designated by Investor (such designee and any person nominated pursuant to Section 1.1(b) and elected as a director and any person designated as a replacement director for such designee or its replacements pursuant to Section 1.1(c), the “Investor Designee”) and if, as of the Closing Date, the Board is comprised of different classes of directors with staggered terms of service, such Investor Designee shall be appointed to fill a vacancy in that director class with a vacancy having the longest remaining term of service then available.  Following the Closing Date, in connection with any shareholders meeting to consider the election of the Investor Designee to the Board, the term of service of the Investor Designee to be voted upon shall be no less than the term of service of any other director nominee then up for election or, if no other director nominee is then up for election, the maximum term allowable for a director of the Company under the articles of incorporation and by-laws of the Company then in effect.  The initial Investor Designee shall be James C. Neary, who shall be a member of the Compensation Committee of the Board and a member of the Governance Committee of the Board as of the Effective Time.

(b)          Following the Closing Date, so long as the Investor Percentage Interest equals or exceeds 20%, Investor shall have the right to nominate and have appointed to the Board one director, who shall be the Investor Designee, and if the Investor Percentage Interest is less than 20%, Investor shall not have the right to nominate the Investor Designee.  The Investor Designee shall, subject to the terms hereof and Applicable Law, be the Company’s nominee to serve on the Board and the Company shall solicit proxies for the Investor Designee to the same extent as it does for any of its other nominees to the Board.

(c)           For so long as such membership does not conflict with any Applicable Law or regulation or listing requirement of the NYSE or other securities exchange on which the Common Stock is listed for trading (as determined in good faith by the Board), the Investor Designee shall have the right to serve as a member of the Compensation Committee of the Board and as a member of the Governance Committee of the Board; provided, however, in the case that the Board determines in good faith that the membership of the Investor Designee on the Compensation Committee or Governance Committee of the Board conflicts with any Applicable Law or regulation or listing requirement of the NYSE or other securities exchange on which the Common Stock is listed for trading, the Investor Designee shall have the right to serve as a member of an alternative significant committee of the Board.  Except as provided in the next sentence, any vacancy in the position of the Investor Designee shall only be filled with another designee designated by the Investor, which, if such designee is not an Approved Investor Designee, shall be reasonably acceptable to the Chairman of the Board.  Any vacancy created by any removal of the Investor Designee shall also only be filled at the direction of the Investor (which, if such designee is not an Approved Investor Designee, shall be reasonably acceptable to the Chairman of the Board).  The Company’s proxy statement for the election of directors shall include the Investor Designee and the recommendation of the Board in favor of election of the Investor Designee.

(d)          The Company agrees that it will consider in good faith any request by the Investor to have an observer designated by the Investor (a “Board Observer”) attend any meeting of (i) the Board, (ii) any committee of the Board, or (iii) any committee of the board of directors of any subsidiary of the Company, in each case which is also attended by the Investor Designee; provided, however, that the Chairman of the Board, acting in his or her sole discretion, may refuse to allow a Board Observer to attend any such meeting.

1.2.         Articles of Incorporation and By-laws.  The Company and Investor shall take or cause to be taken all lawful action necessary to ensure at all times as of and following the

Closing Date that the articles of incorporation and by-laws of the Company are not inconsistent with the provisions of this Agreement or the transactions contemplated hereby.

1.3.         Termination of Article I.  Subject to Section 6.1, this Article I (other than Section 1.2) shall terminate and be of no further force or effect on the earlier of (i) the date on which the Investor Percentage Interest is less than 20% and (ii) the tenth anniversary of the Closing Date.

ARTICLE II.

REGISTRATION RIGHTS

2.1.         Demand Registrations.

(a)           Requests for Registration.  At any time following the date that is 180 days from and including the Closing Date (the “Applicable Date”), Investor may request in writing, on behalf of Investor Group, that the Company effect the registration of all or any part of the Registrable Securities held by Investor Group (a “Registration Request”).  Promptly after its receipt of any Registration Request, the Company will give written notice of such request to all other Shareholders, and will use its reasonable best efforts to register, in accordance with the provisions of this Agreement, all Registrable Securities that have been requested to be registered in the Registration Request or by any other Shareholders by written notice to the Company given within fifteen Business Days after the date the Company has given such Shareholders notice of the Registration Request.  The Company will pay all Registration Expenses incurred in connection with any registration pursuant to this Section 2.1.  Any registration requested by Investor pursuant to Section 2.1(a) or 2.1(c) is referred to in this Agreement as a “Demand Registration”.

(b)          Limitation on Demand Registrations.  Investor will be entitled to initiate no more than four Demand Registrations (including Short-Form Registrations permitted pursuant to Section 2.1(c)).  No request for registration will count for the purposes of the limitations in this Section 2.1(b) if (i) Investor determines in good faith to withdraw the proposed registration prior to the effectiveness of the Registration Statement relating to such request due to marketing conditions or regulatory reasons relating to the Company, (ii) the Registration Statement relating to such request is not declared effective within 180 days of the date such Registration Statement is first filed with the Commission (other than solely by reason of Investor having refused to proceed) and Investor withdraws its Registration Request prior to such Registration Statement being declared effective, (iii) prior to the sale of at least 90% of the Registrable Securities included in the applicable registration relating to such request, such registration is adversely affected by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason and the Company fails to have such stop order, injunction or other order of requirement removed, withdrawn or resolved to Investor’s reasonable satisfaction within thirty days of the date of such order, (iv) more than 10% of the Registrable Securities requested by Investor to be included in the registration are not so included pursuant to Section 2.1(f), or (v) the conditions to closing specified in the underwriting agreement or purchase agreement entered into in connection with the registration relating to such request are not satisfied (other than as a result of a material default or breach thereunder by Investor).  Notwithstanding the foregoing, the Company will pay all Registration Expenses in connection with any request for registration pursuant to Section 2.1(a) regardless of whether or not such request counts toward the limitation set forth above.

(c)           Short-Form Registrations.  The Company will use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms or any similar short-form registration (“Short-Form Registrations”), and, if requested by Investor and available to the Company, such Short-Form Registration will be a “shelf” registration statement providing for the registration of, and the sale on a continuous or delayed basis of the Registrable Securities, pursuant to Rule 415.  In no event shall the Company be obligated to effect any shelf registration other than pursuant to a Short-Form Registration.  The Company will pay all Registration Expenses incurred in connection with any Short-Form Registration.

(d)           Restrictions on Demand Registrations.  If the filing, initial effectiveness or continued use of a registration statement, including a shelf registration statement pursuant to Rule 415, with respect to a Demand Registration would (i) require the Company to make a public disclosure of material non-public information, which disclosure in the good faith judgment of the Board (A) would be required to be made in any Registration Statement so that such Registration Statement would not be materially misleading, (B) would not be required to be made at such time but for the filing, effectiveness or continued use of such Registration Statement and (C) would in the good faith judgment of the Board reasonably be expected to have a material adverse effect on the Company or its business if made at such time, or (ii) would in the good faith and judgment of the Board reasonably be expected to have a material adverse effect on the Company or its business or on the Company’s ability to effect a planned or proposed acquisition, disposition, financing, reorganization, recapitalization or similar transaction, then the Company may upon giving prompt written notice of such action to the participants in such registration (each of whom hereby agrees to maintain the confidentiality of all information disclosed to such participants) delay the filing or initial effectiveness of, or suspend use of, such Registration Statement, provided, that the Company shall not be permitted to do so (x) more than three times during any twelve-month period or (y) for periods exceeding, in the aggregate, one hundred twenty-five days during any twelve-month period.  In the event the Company exercises its rights under the preceding sentence, such Shareholders agree to suspend, promptly upon their receipt of the notice referred to above, their use of any prospectus relating to such registration in connection with any sale or offer to sell Registrable Securities.  If the Company so postpones the filing of a prospectus or the effectiveness of a Registration Statement, Investor will be entitled to withdraw such request and, if such request is withdrawn, such registration request will not count for the purposes of the limitation set forth in Section 2.1(b).  The Company will pay all Registration Expenses incurred in connection with any such aborted registration or prospectus.

(e)           Selection of Underwriters.

(i)            If Investor intends that the Registrable Securities covered by its Registration Request shall be distributed by means of an underwritten offering, Investor will so advise the Company as a part of the Registration Request, and the Company will include such information in the notice sent by the Company to the other Shareholders with respect to such Registration Request.  In such event, the lead underwriter to administer the offering will be chosen by Investor subject to the prior written consent, not to be unreasonably withheld or delayed, of the Company.

(ii)           If the offering is underwritten, the right of any Shareholder to registration pursuant to this Section 2.1 will be conditioned upon such Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities in the underwriting, and each such Shareholder will (together with the Company and the other Shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.  If any Shareholder disapproves of the terms of the underwriting, such Shareholder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Investor.

(f)           Priority on Demand Registrations.  The Company will not include in any underwritten registration pursuant to this Section 2.1 any securities that are not Registrable Securities, without the prior written consent of Investor.  If the managing underwriter advises the Company that in its reasonable opinion the number of Registrable Securities (and, if permitted hereunder, other securities requested to be included in such offering) exceeds the number of securities that can be sold in such offering without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), the Company will include in such offering only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, Registrable Securities of Investor Group and (ii) second, Registrable Securities of any other Shareholders who have delivered written requests for registration pursuant to Section 2.1(a), pro rata on the basis of the aggregate number of Registrable Securities owned by each such Shareholder and (iii) any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

(g)          Effective Registration Statement.  A registration requested pursuant to Section 2.1(a) shall not be deemed to have been effected unless it is declared effective by the Commission and remains effective for the period specified in Section 2.3(b).

2.2.         Piggyback Registrations.

(a)           Right to Piggyback.  Whenever the Company proposes to register any of its securities, other than a registration pursuant to Section 2.1 or a Special Registration, and the registration form to be filed may be used for the registration or qualification for distribution of Registrable Securities, the Company will give prompt written notice (and in any event no later than fifteen Business Days prior to the filing of a Registration Statement with respect to such registration) to all Shareholders of its intention to effect such a registration and, subject to Section 2.2(d), will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten Business Days after the date of the Company’s notice (a “Piggyback Registration”).  Any Shareholder that has made such a written request may withdraw its Registrable Securities from such Piggyback Registration by giving written notice to the Company and the managing underwriter, if any, on or before the tenth Business Day prior to the planned effective date of such Piggyback Registration.  The Company may terminate or withdraw any registration under this Section 2.2 prior to the effectiveness of such registration, whether or not any Shareholder has elected to include Registrable Securities in such registration, and except for the obligation to pay Registration

Expenses pursuant to Section 2.2(c) the Company will have no liability to any Shareholder in connection with such termination or withdrawal.

(b)          Underwritten Registration.  If the registration referred to in Section 2.2(a) is proposed to be underwritten, the Company will so advise the Shareholders as a part of the written notice given pursuant to Section 2.2(a).  In such event, the right of any Shareholder to registration pursuant to this Section 2.2 will be conditioned upon such Shareholder’s participation in such underwriting and the inclusion of such Shareholder’s Registrable Securities in the underwriting, and each such Shareholder will (together with the Company and the other Shareholders and other holders of securities distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company.  If any Shareholder disapproves of the terms of the underwriting, such Shareholder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and Investor.

(c)           Piggyback Registration Expenses.  The Company will pay all Registration Expenses in connection with any Piggyback Registration, whether or not any registration or prospectus becomes effective or final.

(d)          Priority on Primary Registrations.  If a Piggyback Registration relates to an underwritten primary offering on behalf of the Company, and the managing underwriters advise the Company that in their reasonable opinion the number of securities requested to be included in such registration exceeds the number which can be sold without adversely affecting the marketability of such offering (including an adverse effect on the per share offering price), the Company will include in such registration or prospectus only such number of securities that in the reasonable opinion of such underwriters can be sold without adversely affecting the marketability of the offering (including an adverse effect on the per share offering price), which securities will be so included in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, Registrable Securities of any Shareholders who have requested registration of Registrable Securities pursuant to Sections 2.1 or 2.2, pro rata on the basis of the aggregate number of such securities or shares owned by each such Shareholder and (iii) third, any other securities of the Company that have been requested to be so included, subject to the terms of this Agreement.

2.3.        Registration Procedures.  Subject to Section 2.1(d), whenever the Shareholders of Registrable Securities have requested that any Registrable Securities be registered pursuant to Sections 2.1 or 2.2 of this Agreement, the Company will use its commercially reasonable efforts to effect the registration and sale of such Registrable Securities as soon as reasonably practicable in accordance with the intended method of disposition thereof and pursuant thereto.  The Company shall use its reasonable best efforts to as expeditiously as possible:

(a)           prepare and file with the Commission a Registration Statement with respect to such Registrable Securities, make all required filings with the Financial Industry Regulatory Authority and thereafter use its reasonable best efforts to cause such Registration Statement to become effective as soon as reasonably practicable, provided that before filing a Registration Statement or any amendments or supplements thereto, the Company will, in the case of a

Demand Registration, furnish to Shareholders’ Counsel copies of all such documents proposed to be filed, which documents will be subject to review of such counsel at the Company’s expense;

(b)          prepare and file with the Commission such amendments and supplements to such Registration Statement as may be necessary to keep such Registration Statement effective for a period of either (i) not less than (A) three months, (B) if such Registration Statement relates to an underwritten offering, such longer period as a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (C) two years in the case of shelf registration statements (or in each case such shorter period ending on the date that the securities covered by such shelf registration statement cease to constitute Registrable Securities) or (ii) such shorter period as will terminate when all of the securities covered by such Registration Statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement (but in any event not before the expiration of any longer period required under the Securities Act), and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such Registration Statement;

(c)           furnish to each seller of Registrable Securities such number of copies, without charge, of such Registration Statement, each amendment and supplement thereto, including each preliminary prospectus, final prospectus, any other prospectus (which for purposes of this Agreement shall also include any prospectus filed under Rule 424, Rule 430A or Rule 430B under the Securities Act and any “issuer free writing prospectus” as such term is defined under Rule 433 promulgated under the Securities Act), all exhibits and other documents filed therewith and such other documents as such seller may reasonably request including in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d)          register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or reasonably advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subsection, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(e)           notify each seller of such Registrable Securities and Shareholders’ Counsel, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, as soon as reasonably practicable, prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f)           notify each seller of any Registrable Securities covered by such Registration Statement and Shareholders’ Counsel (i) when such Registration Statement or the prospectus or any prospectus supplement or post-effective amendment has been filed and, with respect to such Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the Commission for amendments or supplements to such Registration Statement or to amend or to supplement such prospectus or for additional information, and (iii) of the issuance by the Commission of any stop order suspending the effectiveness of such Registration Statement or the initiation of any proceedings for any of such purposes;

(g)          cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then listed on any securities exchange, use its reasonable best efforts to cause all such Registrable Securities to be listed on the NYSE or the NASDAQ stock market, as determined by the Company;

(h)          provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such Registration Statement;

(i)            enter into such customary agreements (including underwriting agreements and, subject to Section 2.7, lock-up agreements in customary form, and including provisions with respect to indemnification and contribution in customary form) and take all such other customary actions as Investor, the selling Shareholders or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, making members of senior management of the Company available to participate in “road show” and other customary marketing activities);

(j)            make available for inspection by any seller of Registrable Securities and Shareholders’ Counsel, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and documents relating to the business of the Company, and cause the Company’s officers, directors, employees and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement, provided that it shall be a condition to such inspection and receipt of such information that the inspecting Person (i) enter into a confidentiality agreement in form and substance reasonably satisfactory to the Company and (ii) agree to minimize the disruption to the Company’s business in connection with the foregoing;

(k)           timely provide to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(l)            in the event of the issuance of any stop order suspending the effectiveness of a Registration Statement, or of any order suspending or preventing the use of any related prospectus or ceasing trading of any securities included in such Registration Statement for sale in any jurisdiction, use every reasonable effort to promptly obtain the withdrawal of such order;

(m)          obtain one or more comfort letters, addressed to the underwriters, if any, dated the effective date of such Registration Statement and the date of the closing under the underwriting agreement for such offering, signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as such underwriters shall reasonably request; and

(n)          provide legal opinions of the Company’s counsel, addressed to the underwriters, if any, dated the date of the closing under the underwriting agreement, with respect to the Registration Statement, each amendment and supplement thereto (including the preliminary prospectus) and such other documents relating thereto as the underwriter shall reasonably request in customary form and covering such matters of the type customarily covered by legal opinions of such nature.

(o)          As a condition to registering Registrable Securities, the Company may require each Shareholder of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such Shareholder and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

2.4.         Registration Expenses.

(a)           Except as otherwise provided in this Agreement, all expenses incidental to the Company’s performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, word processing, duplicating and printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters and other Persons retained by the Company (all such expenses, “Registration Expenses”), will be borne by the Company.  The Company will, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit or quarterly review, the expenses of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed or on the NYSE or NASDAQ.  All Selling Expenses will be borne by the holders of the securities so registered pro rata on the basis of the amount of proceeds from the sale of their shares so registered.

(b)          In connection with each Demand Registration and each Piggyback Registration in which members of Investor Group participate, the Company will reimburse Investor for the reasonable fees and disbursements of one counsel (“Shareholders’ Counsel”).

2.5.         Participation in Underwritten Registrations.

(a)           No Shareholder may participate in any registration hereunder that is underwritten unless such Shareholder (i) agrees to sell its Registrable Securities on the basis provided in any underwriting arrangements approved by Investor (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), provided that no Shareholder will be required to sell more than the number of Registrable

Securities that such Shareholder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, and (iii) cooperates with the Company’s reasonable requests in connection with such registration or qualification (it being understood that the Company’s failure to perform its obligations hereunder, which failure is caused by such Shareholder’s failure to cooperate with such reasonable requests, will not constitute a breach by the Company of this Agreement).  Notwithstanding the foregoing, no Shareholder will be required to agree to any indemnification obligations on the part of such Shareholder that are materially greater than its obligations pursuant to Section 4.1(b).

(b)          Each Shareholder that is participating in any registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.3(f), such Shareholder will forthwith discontinue the disposition of its Registrable Securities pursuant to the Registration Statement until such Shareholder receives copies of a supplemented or amended prospectus as contemplated by such Section 2.3(f).  In the event the Company gives any such notice, the applicable time period mentioned in Section 2.3(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 2.5(b) to and including the date when each seller of a Registrable Security covered by such Registration Statement will have received the copies of the supplemented or amended prospectus contemplated by Section 2.3(f).

2.6.         Rule 144; Legended Securities; etc.

(a)           The Company will use its reasonable best efforts to timely file all reports and other documents required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Shareholder, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.  Upon the request of any Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such information requirements.

(b)          The Company will not issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless (i) such shares have been sold to the public pursuant to an effective Registration Statement under the Securities Act or Rule 144, or (ii) (x) otherwise permitted under the Securities Act, (y) the Shareholder of such shares shall have delivered to the Company an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company, to such effect, and (z) the Shareholder of such shares expressly requests the issuance of such certificates in writing.

2.7.         Holdback.  In consideration for the Company agreeing to its obligations under this Agreement, each Shareholder agrees in connection with any registration of the Company’s securities (whether or not such Shareholder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company’s securities, not to effect (other than pursuant to such registration) any public sale or distribution of Registrable Securities, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, or make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company without the prior written consent of the Company or such underwriters, as the case may be, during the Holdback Period, provided that nothing herein will prevent any Shareholder that is a partnership or corporation from making a distribution of Registrable Securities to the partners or shareholders thereof or a transfer to an Affiliate that is otherwise in compliance with applicable securities laws, so long as such distributees agree to be so bound.  With respect to such underwritten offering of Registrable Securities covered by a registration pursuant to Sections 2.1 or 2.2, the Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any Registration Statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the Holdback Period with respect to such underwritten offering, if required by the managing underwriter, provided that notwithstanding anything to the contrary herein, the Company’s obligations under this Section 2.7 shall not apply during any twelve-month period for more than an aggregate of ninety days.

ARTICLE III.

TRANSFER PROVISIONS

3.1.         Investor Group Transfer Restrictions.

(a)           Prior to the date immediately following the Applicable Date, no member of Investor Group will, directly or indirectly, sell, transfer, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any shares of Common Stock (it being understood that transfers of, or other transactions with respect to ownership interests in the Investor Fund or ownership interests in other members of the Investor Group the purpose of which is not to transfer shares of Common Stock shall not be considered to be direct or indirect transfers of shares of Common Stock) except (i) to other members of Investor Group who agree in writing to be bound by the terms of this Agreement, (ii) pursuant to the terms of a Buyout Transaction, (iii) in connection with a bona fide pledge to, or similar arrangement in connection with a bona fide borrowing from, a financial institution, or (iv) in a transaction approved by a majority of the directors of the Company who qualify as Independent Directors, excluding the Investor Designee.

(b)          Any transfer or attempted transfer of shares of Common Stock in violation of this Section 3.1 shall, to the fullest extent permitted by law, be null and void ab initio, and the Company shall not, and shall instruct its transfer agent and other third parties not to, record or recognize any such purported transaction on the share register of the Company.

(c)           Investor acknowledges that this Section 3.1 may be enforced by the Company at the direction of a majority of the Independent Directors, excluding the Investor Designee.

(d)          This Section 3.1 and Section 3.3 shall terminate and be of no further force or effect on the Applicable Date, provided that such termination shall not relieve any party of liability for such party’s breach of this Article III prior to such termination.

3.2.         Anti-Takeover Provisions.  Prior to the Closing Date, the Company has taken all actions necessary such that as of the Closing Date as a result of either (a) the receipt of the Common Stock and/or (b) the entering into of this Agreement and the Stock Purchase Right Agreement and the performance of the respective rights and obligations pursuant to such agreements, (i) no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation under Georgia law, including, but not limited to, Sections 14-2-1110 — 1113 and 14-2-1131-1133 of the Georgia Business Corporation Code, (ii) no anti-takeover provision in the articles of incorporation or by-laws of the Company or other similar organizational documents of its subsidiaries, and (iii) no shareholder rights plan, “poison pill” or similar measure will, in the case of each of (i)-(iii) above, be applicable to Investor’s ownership of Common Stock.  From or after the Closing Date, the Company shall take all reasonable actions to ensure that (i) to the extent permissible under Applicable Law, no “business combination,” “fair price,” “moratorium,” “control share acquisition” or other form of antitakeover statute or regulation under Georgia law, including, but not limited to, Sections 14-2-1110 — 1113 and 14-2-1131-1133 of the Georgia Business Corporation Code, (ii) no anti-takeover provision in the articles of incorporation or by-laws of the Company or other similar organizational documents of its subsidiaries, and (iii) no shareholder rights plan, “poison pill” or similar measure, in each case that contains restrictions that are different from or in addition to those contained in Section 3.1 (including with respect to the time period specified in Section 3.1), is applicable to Investor’s ownership of Common Stock.

3.3.         Buyout Transactions.  So long as Investor is in compliance with Section 3.1, nothing set forth in Section 3.1 shall prohibit Investor from (i) selling or transferring shares of Common Stock pursuant to the terms of a Buyout Transaction, (ii) voting or agreeing to vote its shares of Common Stock with respect to any Buyout Transaction or (iii) endorsing a Buyout Transaction or any other transaction that would constitute a Change of Control proposed by any Person (other than any member of the Investor Group or any Controlled Affiliate of a member of the Investor Group); provided that, in the case of clause (iii) above, (A) no member of the Investor Group or any Controlled Affiliate of a member of the Investor Group is an Acquiring Person with respect to any such transaction that constitutes a Change of Control, (B) no member of the Investor Group or any Controlled Affiliate of a member of the Investor Group solicits or induces such Person to propose such a transaction and (C) no member of the Investor Group or any Controlled Affiliate of a member of the Investor Group is providing equity or debt financing in connection with such transaction.

ARTICLE IV.

INDEMNIFICATION

4.1.         Indemnification.

(a)           The Company agrees to indemnify and hold harmless each Shareholder, its officers, directors and managers and each Person who is a controlling Person of such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each such person being referred to herein as a “Covered Person”) against, and pay and reimburse such Covered Persons for, any losses, claims, damages, liabilities, joint or several, to which such Covered Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto, or any document incorporated by reference therein, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will pay and reimburse such Covered Persons for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable to a Covered Person in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission, made or incorporated by reference in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or any document incorporated by reference therein, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such Covered Person expressly for use therein or arises out of or is based on such Shareholder’s failure to deliver a copy of the Registration Statement or prospectus or any amendments or supplements thereto after the Company has furnished such Shareholder with a sufficient number of copies thereof.  In connection with an underwritten offering, the Company, if requested, will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Covered Persons.

(b)          In connection with any Registration Statement in which a Shareholder is participating, each such Shareholder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or prospectus and, will indemnify and hold harmless the Company, its directors and officers, each underwriter and any Person who is or might be deemed to be a controlling person of the Company, any of its subsidiaries or any underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, damages, liabilities, joint or several, to which the Company or any such director or officer, any such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained in the Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such Registration Statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information prepared and furnished to the Company by such Shareholder expressly for use therein, and such Shareholder will reimburse the Company and each such director, officer, underwriter and controlling Person for any legal or any other expenses actually and reasonably incurred by them in connection with investigating, defending or settling any such loss, claim, liability, action or proceeding, provided that the obligation to indemnify and hold harmless will be individual and several to each Shareholder and will be limited to the net amount of proceeds actually received by such Shareholder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)           Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party will not, without the indemnified party’s prior consent, settle or compromise any action or claim or consent to the entry of any judgment unless such settlement or compromise includes as an unconditional term thereof the release of the indemnified party from all liability, which release shall be reasonably satisfactory to the indemnified party.  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d)          The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the registration and sale of any securities by any Person entitled to any indemnification hereunder and the expiration or termination of this Agreement.

(e)           If the indemnification provided for in Section 4.1(a) or Section 4.1(b) is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, will contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations.  The relevant fault of the indemnifying party and the indemnified party will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  Notwithstanding the foregoing, the amount any Shareholder will be obligated to contribute pursuant to this Section 4.1(e) will be limited to an amount equal to the net proceeds to such Shareholder of the Registrable Securities sold pursuant to the Registration Statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Shareholder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Registrable Securities).  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V.

DEFINITIONS

5.1.         Defined Terms.  Capitalized terms when used in this Agreement have the following meanings:

“Acquiring Person” has the meaning set forth in the definition of Change of Control; provided, however, that for purposes of Section 3.3, an Acquiring Person shall not include any Investor solely by reason of Investor’s taking or agreeing to take any action permitted under Section 3.3.

“Affiliate” means, with respect to any Person, (i) any Person directly or indirectly Controlling, Controlled by or under common Control with such Person or (ii) any officer, director, manager, general partner or trustee of any of the foregoing; provided, however, that for purposes of this Agreement the Company and any Person directly or indirectly Controlled by the Company shall not be deemed to be Affiliates of Investor or of the Investor Group.

“Agreement” has the meaning set forth in the preamble.

“Applicable Date” has the meaning set forth in Section 2.1(a).

“Applicable Law” means all applicable provisions of (i) constitutions, treaties, statutes, laws (including the common law), rules, regulations, ordinances, codes or orders of any Governmental Entity, (ii) any consents or approvals of any Governmental Entity, and (iii) any orders, decisions, injunctions, judgments, awards, decrees of or agreements with any Governmental Entity.

“Approved Investor Designee” means Adarsh Sarma or any member of the Executive Management Group of the Investor Group.

“Beneficially Own” with respect to any securities shall mean having “beneficial ownership” of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing.

“Board” has the meaning set forth in Section 1.1(a).

“Board Observer” has the meaning set forth in Section 1.1(d).

“Business Day” means any day on which banks are not required or authorized to close in the City of New York.

“Buyout Transaction” means a tender offer, merger, sale of all or substantially all the Company’s assets or any similar transaction, except such a transaction that is proposed by or involves a member of the Investor Group or an Affiliate of any member of the Investor Group and has not been approved by the Board, that offers each holder of Voting Securities (other than, if applicable, the Person proposing such transaction) the opportunity to dispose of Voting Securities Beneficially Owned by each such holder for the same consideration or otherwise contemplates the acquisition of Voting Securities Beneficially Owned by each such holder for the same consideration.

“Change of Control” means the consummation of any transaction or series of related transactions involving (i) any purchase or acquisition (whether by way of merger, share exchange, consolidation, business combination or similar transaction or otherwise) by any Person or group (within the meaning of Section 13(d)(3) of the Exchange Act) (such other Person or group, an “Acquiring Person”), of any of (A) securities representing a majority of the outstanding voting power of the Company entitled to elect the Board, (B) the majority of the outstanding shares of common stock of the Company, or (C) all or substantially all of the assets of the Company and its Subsidiaries, taken together as a whole, (ii) any sale, lease, exchange, transfer, license or disposition of all or substantially all of the assets of the Company and its Subsidiaries, taken together as a whole, to an Acquiring Person or (iii) any merger, consolidation or business combination in which the holders of voting securities of the Company immediately prior to the transaction, as a group, do not hold securities representing a majority of the outstanding voting power entitled to elect the board of directors of surviving entity in such merger, consolidation or business combination.

“Closing Date” means that date of the effective time of the Merger pursuant to the terms of the Merger Agreement.

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act.

“Common Stock” means the common stock, par value $0.01 per share, of the Company (i) into which the common stock of Wisconsin held by the Investor is converted at the Closing Date pursuant to the terms of the Merger Agreement and/or (ii) purchased by Investor pursuant to the exercise of the Purchase Rights and, in each case, any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Company” has the meaning set forth in the preamble.

“Control” means the power to direct the affairs of a Person by reason of ownership of Voting Securities, by contract or otherwise.

“Covered Person” has the meaning set forth in Section 4.1(a).

“Demand Registration” has the meaning set forth in Section 2.1(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Governmental Entity” means any federal, state, local or foreign court, legislative, executive or regulatory authority or agency.

“Holdback Period” means, with respect to any registered offering covered by this Agreement, (i) ninety days after and during the ten days before, the effective date of the related Registration Statement or, in the case of a takedown from a shelf registration statement, ninety days after the date of the prospectus supplement filed with the Commission in connection with such takedown and during such prior period (not to exceed ten days) as the Company has given reasonable written notice to the holder of Registrable Securities or (ii) such shorter period as Investor, the Company and the underwriter of such offering, if any, shall agree.

“Independent Director” means an individual who, as a member of the Board following the Closing Date, would be independent of the Company under the rules of the NYSE or such other securities exchange on which the Common Stock is listed.

“Investor” has the meaning set forth in the preamble.

“Investor Affiliate” means an Affiliate of Investor other than any “portfolio company” (as such term is customarily used among institutional investors) of Investor or any Affiliate of Investor.

“Investor Cessation Date” has the meaning set forth in Section 6.1.

“Investor Designee” has the meaning set forth in Section 1.1(a).

“Investor Fund” shall mean Warburg Pincus Private Equity IX, L.P., a Delaware limited partnership, or any Successor Fund that Beneficially Owns Common Stock.

“Investor Group” means Investor, Investor Fund and any Investor Affiliate.

“Investor Percentage Interest” means the percentage obtained by dividing (i) the number of shares of Common Stock Beneficially Owned by the Investor Group by (ii) the number of shares of common stock, par value $0.01, of the Company (A) into which the common stock of Wisconsin held by the Investor is converted at the Closing Date pursuant to the terms of the Merger Agreement and (B) purchased by Investor pursuant to the exercise of the Purchase Rights and, in the case of each of (A) and (B), any securities issued in respect thereof, or in substitution therefor, in connection with any stock split, dividend or combination, or any reclassification, recapitalization, merger, consolidation, exchange or other similar reorganization.

“Investor Permitted Transferee” means each of (i) Investor Fund, (ii) an Investor Affiliate, (iii) the owners of Investor, including Beneficial Owners of any owners of Investor, in connection with any liquidation of, or a distribution with respect to equity interests owned in, Investor (including but not limited to any distributions by the owners of Investor to their Beneficial Owner) or (iv) any financial institution that acquires shares of Common Stock pursuant to Section 3.1(a)(iii).

“Merger” has the meaning set forth in the recitals.

“Merger Agreement” has the meaning set forth in the recitals.

“Merger Sub” has the meaning set forth in the recitals.

“NYSE” means the New York Stock Exchange.

“Person” means an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or department or agency thereof.

“Piggyback Registration” has the meaning set forth in Section 2.2(a).

“Public Offering” means an offering of Common Stock pursuant to a Registration Statement filed in accordance with the Securities Act.

“Purchase Rights” means those certain purchase rights with respect to shares of Common Stock pursuant to the Stock Purchase Right Agreement.

“Register,” “registered” and “registration” refers to a registration effected by preparing and filing a Registration Statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such Registration Statement, and compliance with applicable state securities laws of such states in which Shareholders notify the Company of their intention to offer Registrable Securities.

“Registrable Securities” means (i) all Common Stock, (ii) any other stock or securities that the Shareholders of the Common Stock may be entitled to receive, or will have received pursuant to such Shareholders’ ownership of the Common Stock, in lieu of or in addition to Common Stock, (iii) any shares of common stock, par value $0.01 per share, of the Company acquired by any Shareholder after the date the hereof; provided, that the shares of common stock of the Company described in this clause (iii) shall only be Registrable Securities until the earlier of (A) such time as the Investor is no longer considered an “affiliate” of the Company under Rule 144, or (B) such time as the Investor Percentage Interest is less than 20%, or (iv) any equity securities issued or issuable directly or indirectly with respect to the securities referred to in the foregoing clauses (i), (ii) or (iii) by way of conversion or exchange thereof or share dividend or share split or in connection with a combination of shares, recapitalization, reclassification, merger, amalgamation, arrangement, consolidation or other reorganization.  As to any particular securities constituting Registrable Securities, such securities will cease to be Registrable Securities when (w) they have been effectively registered or qualified for sale by prospectus filed under the Securities Act and disposed of in accordance with the Registration Statement covering therein, (x) they have been sold to the public pursuant to Rule 144 or other exemption from registration under the Securities Act or (y) they have been acquired by the Company.

“Registration Expenses” has the meaning set forth in Section 2.4(a).

“Registration Request” has the meaning set forth in Section 2.1(a).  The term Registration Request will also include, where appropriate, a Short-Form Registration request made pursuant to Section 2.1(c).

“Registration Statement” means the prospectus and other documents filed with the Commission to effect a registration under the Securities Act.

“Rule 144” means Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 144A” means Rule 144A under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Rule 415” means Rule 415 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, as in effect from time to time.

“Securities Act” means the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, as in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and transfer taxes applicable to the sale of Registrable Securities hereunder and any other Registration Expenses required by law to be paid by a selling Shareholder.

“Shareholder” means the Investor and any Investor Permitted Transferee who holds outstanding Registrable Securities and is or becomes a party to this Agreement.

“Shareholders Agreement” has the meaning set forth in the recitals.

“Shareholders’ Counsel” has the meaning set forth in Section 2.4(b).

“Short-Form Registrations” has the meaning set forth in Section 2.1(c).

“Special Registration” means the registration of (i) equity securities and/or options or other rights in respect thereof solely registered on Form S-4 or Form S-8 (or successor form) or (ii) shares of equity securities and/or options or other rights in respect thereof to be offered to directors, members of management, employees, consultants, customers, lenders or vendors of the Company or its direct or indirect subsidiaries or in connection with dividend reinvestment plans.

“Stock Purchase Right Agreement” means the Stock Purchase Right Agreement, dated as of the date hereof, among the Company, Wisconsin and Investor, as the same may be amended from time to time.

“Successor Fund” means one or more successor funds to the Investor Fund, each of which is Controlled by Warburg Pincus LLC and/or Warburg Pincus & Co. (or a Controlled Affiliate of one of such entities) and is managed by Warburg Pincus LLC or its Affiliates.

“Support Agreement” has the meaning set forth in the recitals.

“Voting Securities” means, at any time, shares of any class of equity securities of the Company, which are then entitled to vote generally in the election of directors.

“Wisconsin” has the meaning set forth in the recitals.

5.2.         Terms Generally.  The words “hereby”, “herein”, “hereof”, “hereunder” and words of similar import refer to this Agreement as a whole and not merely to the specific section, paragraph or clause in which such word appears.  All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The definitions given for terms in this Article V and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  References herein to any agreement or letter (including the Investment Agreement) shall be deemed references to such agreement or letter as it may be amended, restated or otherwise revised from time to time.

ARTICLE VI.

MISCELLANEOUS

6.1.         Term.  This Agreement will be automatically effective as of the Closing Date and will continue in effect thereafter until the earliest of (a) its termination by the consent of all parties hereto or their respective successors in interest (with the consent of a majority of Independent Directors, excluding the Investor Designee), (b) except for those provisions of this Agreement that terminate as of a date specified in such provisions, which provisions shall terminate in accordance with the terms thereof, the date on which Investor Group ceases to hold any shares of Registrable Securities (“Investor Cessation Date”), and (c) the dissolution, liquidation or winding up of the Company.  In the event the Merger Agreement is terminated in accordance with its terms prior to the Closing Date, this Agreement shall automatically terminate and be of no further force and effect.

6.2.         No Inconsistent Agreements.  The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement or grant any registration rights to any other Person without obtaining the prior approval of Investor.

6.3.         Legend.

(a)           Prior to the date immediately following the Applicable Date, all certificates representing the shares of Common Stock held by each Shareholder shall bear a legend substantially in the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A SHAREHOLDERS AGREEMENT (A COPY OF WHICH IS ON FILE WITH THE SECRETARY OF THE COMPANY).  NO TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE MADE EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT AND (A) PURSUANT TO A REGISTRATION STATEMENT EFFECTIVE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) PURSUANT TO AN EXEMPTION FROM REGISTRATION THEREUNDER.  THE

HOLDER OF THIS CERTIFICATE, BY ACCEPTANCE OF THIS CERTIFICATE, AGREES TO BE BOUND BY ALL OF THE PROVISIONS OF SUCH SHAREHOLDERS AGREEMENT.”

As promptly as practical after the date immediately following the Applicable Date, and in any event no later than ten (10) days following the Applicable Date, the Company shall cause to have such legend removed from all certificates representing the shares of Common Stock held by each Shareholder.

(b)           For as long as the legend is required pursuant to Section 6.3(a), the Company shall, upon the permitted sale of any shares of Common Stock pursuant to (i) an effective Registration Statement under the Securities Act or pursuant to Rule 144 or (ii) another exemption from registration under the Securities Act or upon the termination of this Agreement, replace the certificates representing such shares of Common Stock, at the expense of the Company, with certificates or instruments not bearing the legends required by this Section 6.3 provided that the Company may condition such replacement of certificates under the foregoing clause (ii) upon the receipt of an opinion of securities counsel reasonably satisfactory to the Company.

6.4.         Amendments and Waivers.  Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only upon the prior written consent of the Company (to the extent approved by a majority of Independent Directors, excluding the Investor Designee) and Investor.  A copy of each such amendment shall be sent to each Shareholder and shall be binding upon each party hereto, provided that the failure to deliver a copy of such amendment shall not impair or affect the validity of such amendment.

6.5.         Successors and Assigns.  This Agreement will be binding upon and inure to the benefit of and be enforceable by the Company and its successors and permitted assigns and will be binding upon Investor and its successors and permitted assigns.  This Agreement will inure to the benefit of and be enforceable by Investor and solely with respect to Article II and Article IV, any Shareholder who is a permitted assignee hereunder.  Notwithstanding the foregoing, no member of Investor Group may assign its rights under this Agreement without the prior written consent of the Company, provided that, subject to Section 3.1, Investor may assign its rights under Article II and Article IV, absent such consent, in connection with a sale, transfer or disposition to any Investor Permitted Transferee who is a Shareholder.  Notwithstanding anything to the contrary in this Agreement, the Company may assign this Agreement in connection with a merger, reorganization or sale, transfer or contribution of all or substantially all of the assets or shares of the Company to any Person who is a successor or transferee in such merger, reorganization or sale, transfer or contribution; provided that if such successor or transferee is not the ultimate parent entity of such successor or transferee, then this Agreement shall be assigned to such ultimate parent entity of such successor or transferee if such ultimate parent entity has securities that are registered on the NYSE or another securities exchange; provided, that such Person expressly or by operation of law or otherwise assumes the due and punctual performance and observance of every covenant, agreement and condition of this Agreement to be performed and observed by the Company.

6.6.         Severability.  Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under Applicable Law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any Applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

6.7.         Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together will constitute one and the same Agreement.

6.8.         Descriptive Headings.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

6.9.         Governing Law.  This Agreement will be governed by and construed in accordance with the laws of the State of Delaware regardless of the laws that might otherwise govern under applicable principles or rules of conflicts of law to the extent such principles or rules are not mandatorily applicable by statute and would require the application of the laws of another jurisdiction.

6.10.       Consent to Jurisdiction.  Each party irrevocably submits to the exclusive jurisdiction of any federal or state court located in the State of Delaware, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or other proceeding except in such courts).  Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party’s respective address set forth or referred to in Section 6.14 shall be effective service of process for any such suit, action or other proceeding.  Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or other proceeding in the above-named courts, or that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

6.11.       Waiver of Jury Trial.  Each party hereby waives, to the fullest extent permitted by Applicable Law, any right it may have to a trial by jury in respect of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby.  Each party (a) certifies and acknowledges that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it understands and has considered the implications of this waiver and makes this waiver voluntarily, and that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 6.11.

6.12.       Enforcement; Attorneys’ Fees.  Each party hereto acknowledges that money damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement are not performed in accordance with its terms, and it is therefore agreed that in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach and enforcing specifically the terms and provisions hereof, provided that no Shareholder will have any right to an injunction to prevent the filing or effectiveness of any Registration Statement of the Company.  In any action or proceeding brought to enforce any provision of this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses and other available remedies.

6.13.       No Third Party Beneficiaries.  Nothing in this Agreement shall confer any rights upon any Person other than the parties hereto and each such party’s respective heirs, successors and permitted assigns, all of whom shall be third party beneficiaries of this Agreement, provided that the Persons indemnified under Article IV are intended third party beneficiaries of Article IV.

6.14.       Notices.  All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by reputable overnight courier or (d) sent by fax (provided a confirmation copy is sent by one of the other methods set forth above), as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):

If to the Company, to it at:

Fidelity National Information Services, Inc.
601 Riverside Ave.

Jacksonville, Florida 32204

Attention: Executive Vice President and General Counsel

Facsimile: (904) 357-1005

and

Fidelity National Information Services, Inc.

4050 Calle Real, Suite 210

Santa Barbara, CA 93110

Attention:  Executive Vice President, Legal

Facsimile:  (805) 696-7831

with a copy to (which shall not constitute notice):

Wachtell, Lipton, Rosen & Katz
51 West 52nd Street
New York, New York 10019
Attention:  Edward D. Herlihy, Esq.

Lawrence S. Makow, Esq.

Matthew M. Guest, Esq.
Facsimile:  (212) 403-2000

If to Investor, to it at:

WPM, L.P.
c/o Warburg Pincus Private Equity IX, L.P.

466 Lexington Avenue
New York, New York 10017
Attention:  James Neary
Facsimile: (212) 878-9351

with a copy to (which shall not constitute notice):

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:  Steven J. Gartner, Esq.

Robert T. Langdon, Esq.

Facsimile:  (212) 728-8111

If to any other Shareholder, to its address set forth on the signature page of such Shareholder to this Agreement with a copy (which shall not constitute notice) to any party so indicated thereon.

All notices and other communications hereunder shall be in writing and shall be deemed duly given (w) on the date of delivery if by personal delivery, (x) upon confirmation of receipt if delivered by facsimile, (y) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service (z) when received if delivered by certified or registered mail, return receipt requested, postage paid.

6.15.       Entire Agreement.  This Agreement, the Support Agreement and the Stock Purchase Right Agreement, constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

FIDELITY NATIONAL INFORMATION SERVICES, INC.

By:	/s/ Lee A. Kennedy
	Name:	Lee A. Kennedy
	Title:	President and Chief Executive Officer

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]

WPM, L.P.

By: WPM GP, LLC, its general partner

By:	/s/ James Neary
	Name:	James Neary
	Title:	Managing Director

[SIGNATURE PAGE TO SHAREHOLDERS AGREEMENT]